Exhibit 10.2

JOINDER AGREEMENT

February 8, 2025

By executing this joinder, the undersigned hereby agrees, as of the date first set forth above, that the undersigned shall become a party to that certain Registration Rights Agreement, dated February 8, 2024 (as may be amended or restated from time to time, the “Registration Rights Agreement”), by and among Helix Acquisition Corp. II, Helix Holdings II LLC, and the other Holders signatory thereto (as defined therein), and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder and entitled to the rights of a Holder under the Registration Rights Agreement and Class B ordinary shares of the Company, par value $0.0001 per share, held by it shall be “Registrable Securities” thereunder.

[Signature Page Follows]

By:	/s/ Albert A. Holman III
Albert A. Holman III

ACKNOWLEDGED AND AGREED:

Helix Acquisition Corp. II

By:	/s/ Bihua Chen
Name: Bihua Chen
Title: Chief Executive Officer

[Signature Page to Joinder Agreement]